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                                                                    EXHIBIT 99.3

PERSONAL AND CONFIDENTIAL
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November 30, 2005

Board of Directors
NDCHealth Corporation
National Data Plaza
Atlanta, GA  30329


Re:     Amendment No. 2 to Registration Statement on Form S-4
        (File No. 333-128612) of Per-Se Technologies, Inc.

Ladies and Gentlemen:

Reference is made to our opinion letter, dated August 26, 2005, with respect to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.125 per share, of NDCHealth Corporation (the "Company") of the Per Share Merger Consideration (as defined in the opinion letter) to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of August 26, 2005, by and among Per-Se Technologies, Inc. ("Per-Se"), Royal Merger Co., a wholly owned subsidiary of Per-Se, and the Company.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement, as amended.

In that regard, we hereby consent to the reference to our opinion under the captions "Opinions of Financial Advisors -- NDCHealth," "The Merger -- Background of the Merger," "NDCHealth Reasons for the Proposed Transactions" and "Opinions of Financial Advisors to the NDCHealth Board of Directors -- Opinion of Goldman, Sachs & Co." and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,



/s/ Goldman, Sachs & Co.
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(GOLDMAN, SACHS & CO.)